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                                                                 Exhibit 23.1

The Board of Directors
Century Business Services, Inc.:

We consent to incorporation by reference in the registration statements Nos. 333-35049 and 333-98382 on Forms S-8; Nos. 333-46687, 333-64109 and 333-76179
on Forms S-3; Nos. 333-15413, 333-27825 and 333-40331 on Forms S-3 as amended;
and Nos. 333-40313 and 333-81039 on Forms S-4 as amended of Century Business Services, Inc. and Subsidiaries of our report dated February 16, 1999, relating to the consolidated and combined balance sheets of Century Business Services, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated and combined statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and all related schedules, which report appears in the December 31, 1998, annual report on Form 10-K as amended of Century Business Services, Inc. and Subsidiaries.



/s/ KPMG LLP


Cleveland, Ohio
September 23, 1999